Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311   Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces Third Quarter Net Income Up 10%

Glenville, New York –October 21, 2011

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced net income for the third quarter of 2011 of $9.2 million, up 10.4% over the prior-year period and equal to diluted earnings per share of $0.100, as compared to net income of $8.4 million and diluted earnings per share of $0.109 for the third quarter of 2010.  Third quarter 2011 per share results include the effect of the common stock offering completed on July 6, 2011.  The Company also noted that third quarter 2010 results included one-time tax items that provided a net benefit of $836 thousand.  On a pre-tax basis, earnings were up 25.0% from $11.5 million in the third quarter of 2010 to $14.4 million in the third quarter of 2011.  The third quarter of 2011 also saw continued core balance sheet growth.  Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased that the third quarter resulted in solid earnings gains, continued core loan and deposit growth and a decline of approximately $1.3 million in nonperforming assets versus the second quarter, and we look forward to the remainder of 2011 and 2012 with optimism as our internal trends remain positive.  The banking industry still faces challenges, but the progress we have made this year has helped to position TrustCo for continued growth and profitability.”  Return on average equity and return on average assets were 10.91% and 0.88%, respectively, for the third quarter of 2011, compared to 12.81% and 0.86% for the third quarter of 2010.  Increased capital from the common stock offering led to a lower return on average equity for the third quarter of 2011.  The efficiency ratio improved to 46.51% for the third quarter of 2011, compared to 49.06% for the third quarter of 2010, due to a combination of revenue growth and tight control of core operating expenses.

For the first nine months of 2011 net income was $24.4 million and resulted in diluted earnings per share of $0.296, as compared to the first nine months of 2010 net income of $22.4 million and diluted earnings per share of $0.292.  Net income was up 8.7% from the first nine months of 2010 to the first nine months of 2011, and income before taxes was up 12.7%.  Return on average equity and return on average assets were 11.38% and 0.80%, respectively, for the first nine months of 2011 and 11.83% and 0.80% for the comparable period in 2010.

On July 6, 2011 the Company completed an offering of 15.6 million common shares, raising net proceeds of $67.6 million.  The additional capital significantly improved the Company’s capital position, with the tangible equity ratio rising from 6.59% at June 30, 2011 to 8.04% at September 30, 2011.  Tangible book value per share also increased, from $3.47 per share to $3.62 per share over that period.  Mr. McCormick noted that “Our strengthened capital position prepares us for continued balance sheet growth in the future.”

Mr. McCormick also noted “We continue to see some signs of economic improvement in the markets in which we operate, although some core problems remain, particularly high levels of unemployment. We believe our long-term focus on traditional lending criteria and conservative balance sheet management has helped us avoid most aspects of the problems that have afflicted many banks in recent years, which has enabled us to maintain a strong balance sheet and continued profitability.  As a result, we have been able to focus on conducting business, which has put us in a position to take advantage of the significant upheaval that customers of other banks have seen.  We are particularly encouraged by the continued growth of our core loan and deposit portfolios.”

TrustCo continued to report solid growth in loans and deposits on a year-over-year basis.  For the quarter ended September 30, 2011, average loans were up $112.8 million or 4.8% compared to the same period in 2010, while average deposits rose $228.8 million or 6.6% over the same period.  The branch network remained at 135 during the third quarter of 2011.  Mr. McCormick noted that, “We are pleased with the progress that we have made in growing loans and deposits through our recently completed branch expansion program but are mindful that fully achieving our goals will take time and continued hard work.  We believe our success in growing customer relationships provides the basic building blocks that will help drive profit growth over the coming years.”

Nonperforming loans were $47.0 million as of September 30, 2011, compared to $49.5 million at June 30, 2011 and $48.8 million as of December 31, 2010, and remain at what TrustCo considers to be manageable levels.  Nonperforming assets declined to $53.1 million at the end of the third quarter, compared to $54.4 million at the end of the second quarter and from $56.2 million at the end of 2010.  At September 30, 2011, nonperforming loans were equal to 1.89% of total loans, compared to 2.04% at the end of the second quarter.  Nonperforming assets to total assets fell to 1.27% at September 30, 2011, compared to 1.34% at June 30, 2011.  The allowance for loan losses as a percentage of gross loans and as a multiple of net charge-offs remains strong.  Reserves to total loans continued to improve, increasing from 1.78% at December 31, 2010 to 1.88% at June 30, 2011 and to 1.93% at September 30, 2011, and covered annualized third quarter net charge-offs by 4.1 times, compared to 3.8 times for the second quarter of 2011.  The coverage ratio, or allowance for loan losses to nonperforming loans  improved to 101.7% at September 30, 2011, compared to 92.0% at June 30, 2011.

Net interest margin for the third quarter of 2011 was 3.38%, down from 3.47% in the second quarter of 2011 and down 4 basis points compared to the third quarter of 2010.

The effective tax rate for the third quarter of 2011 was 35.9%, compared to 27.4% in the third quarter of 2010.  As noted in previous disclosures, third quarter 2010 income tax expense was affected by one time items that reduced the effective tax rate and are not expected to be repeated in 2011.  This benefit increased net income in both the three and nine-month periods of 2010, thus reducing the increase in net income from the 2010 periods to the 2011 periods.

TrustCo Bank Corp NY is a $4.2 billion bank holding company and through its subsidiary, Trustco Bank, operates 135 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss third quarter 2011 results will held at 9:00 a.m. Eastern Time on October 24, 2011.  Those wishing to participate in the call may dial toll-free 1-877-317-6789.  International callers must dial + 1-412-317-6789.   A replay of the call will be available until January 25, 2012 by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10005212. The call will also be audio webcast at: https://services.choruscall.com/links/trst111024.html, and will be available until October 24, 2012.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” may include statements regarding future events or performance and statements regarding TrustCo’s ability to offer and sell securities under its shelf registration statement. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect our actual results and could cause our actual financial performance to differ materially from that expressed in any forward-looking statement: credit risk, the effects of and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations, competition, the effect of changes in financial services laws and regulations (including laws concerning taxation, banking and securities), real estate and collateral values, changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board (“FASB”) or the Public Company Accounting Oversight Board; changes in local market areas and general business and economic trends and the matters described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2010, as amended, and in our subsequent securities filings.

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	09/30/11	06/30/11	09/30/10
Summary of operations
Net interest income (TE)	$34,390	34,183	31,998
Provision for loan losses	5,100	4,850	5,900
Net securities transactions	158	851	934
Noninterest income	3,645	3,720	3,905
Noninterest expense	18,443	21,552	18,984
Net income	9,225	7,766	8,358

Per common share
Net income per share:
- Basic	$0.100	0.100	0.109
- Diluted	0.100	0.100	0.109
Cash dividends	0.066	0.066	0.066
Tangible Book value at period end	3.62	3.47	3.39
Market price at period end	4.46	4.90	5.56

At period end
Full time equivalent employees	720	729	720
Full service banking offices	135	135	133

Performance ratios
Return on average assets	0.88%	0.77	0.86
Return on average equity	10.91	11.76	12.81
Efficiency (1)	46.51	51.33	49.06
Net interest spread (TE)	3.29	3.39	3.31
Net interest margin (TE)	3.38	3.47	3.42
Dividend payout ratio	66.27	65.37	60.46

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	8.04	6.59	6.80

Asset quality analysis at period end
Nonperforming loans to total loans	1.89	2.04	2.15
Nonperforming assets to total assets	1.27	1.34	1.44
Allowance for loan losses to total loans	1.93	1.88	1.74
Coverage ratio (3)	1.0	0.9	0.8

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).
(2)	The tangible equity ratio excludes $553,000 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	09/30/11	09/30/10
Summary of operations
Net interest income (TE)	$101,497	96,610
Provision for loan losses	14,550	17,700
Net securities transactions	1,296	2,475
Noninterest income	11,349	11,879
Noninterest expense	60,841	58,308
Net income	24,373	22,417

Per common share
Net income per share:
- Basic	$0.296	0.292
- Diluted	0.296	0.292
Cash dividends	0.197	0.191
Tangible Book value at period end	3.62	3.39
Market price at period end	4.46	5.56

Performance ratios
Return on average assets	0.80%	0.80
Return on average equity	11.38	11.83
Efficiency (1)	49.98	49.95
Net interest spread (TE)	3.33	3.39
Net interest margin (TE)	3.42	3.52
Dividend payout ratio	66.71	65.37

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).
TE = Taxable equivalent.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Interest and dividend income:
Interest and fees on loans	$32,640	32,184	31,677	32,122	32,297
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	3,347	3,791	3,199	2,465	2,805
State and political subdivisions	557	640	784	841	844
Mortgage-backed securities and collateralized mortgage obligations-residential	778	622	608	596	572
Corporate bonds	953	1,081	1,139	1,153	1,184
Other securities	89	89	61	133	96
Total interest and dividends on securities available for sale	5,724	6,223	5,791	5,188	5,501

Interest on held to maturity securities:
U. S. government sponsored enterprises	164	-	-	-	-
Mortgage-backed securities-residential	1,186	1,240	1,188	1,237	1,226
Corporate bonds	565	595	715	802	802
Total interest on held to maturity securities	1,915	1,835	1,903	2,039	2,028

Interest on federal funds sold and other short-term investments	318	254	246	259	258
Total interest income	40,597	40,496	39,617	39,608	40,084

Interest expense:
Interest on deposits:
Interest-bearing checking	74	70	65	87	167
Savings	952	885	933	867	823
Money market deposit accounts	1,158	1,184	1,227	1,406	1,350
Time deposits	3,904	4,099	4,443	4,890	5,753
Interest on short-term borrowings	384	382	407	427	438
Total interest expense	6,472	6,620	7,075	7,677	8,531

Net interest income	34,125	33,876	32,542	31,931	31,553

Provision for loan losses	5,100	4,850	4,600	5,500	5,900
Net interest income after provision for loan losses	29,025	29,026	27,942	26,431	25,653

Noninterest income:
Trust department income	1,242	1,186	1,574	1,195	1,261
Fees for services to customers	2,189	2,325	2,094	2,249	2,400
Net gain on securities transactions	158	851	287	877	934
Other	214	209	316	276	244
Total noninterest income	3,803	4,571	4,271	4,597	4,839

Noninterest expenses:
Salaries and employee benefits	7,087	7,000	7,026	7,208	6,567
Net occupancy expense	3,614	3,672	3,737	3,708	3,502
Equipment expense	1,639	1,481	1,332	1,421	1,333
Professional services	1,152	1,681	1,485	1,437	1,194
Outsourced services	1,350	1,350	1,350	1,210	1,409
Advertising expense	763	708	706	811	583
FDIC and other insurance	835	1,392	1,851	1,779	1,610
Other real estate expense, net	754	2,095	1,590	1,447	1,371
Other	1,249	2,173	1,769	1,635	1,415
Total noninterest expenses	18,443	21,552	20,846	20,656	18,984

Income before taxes	14,385	12,045	11,367	10,372	11,508
Income taxes	5,160	4,279	3,985	3,468	3,150

Net income	$9,225	7,766	7,382	6,904	8,358
Net income per Common Share:
- Basic	$0.100	0.100	0.096	0.090	0.109

- Diluted	0.100	0.100	0.096	0.090	0.109

Average basic shares (thousands)	92,124	77,363	77,241	77,113	76,990
Average diluted shares (thousands)	92,124	77,363	77,241	77,113	76,990

Note: Taxable equivalent net interest income	34,390	34,183	32,924	32,353	31,998

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	9/30/2011	9/30/2010
Interest and dividend income:
Interest and fees on loans	$96,501	96,026
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	10,337	9,990
State and political subdivisions	1,981	2,690
Mortgage-backed securities and collateralized mortgage obligations-residential	2,008	2,686
Corporate bonds	3,173	3,335
Other securities	239	278
Total interest and dividends on securities available for sale	17,738	18,979

Interest on held to maturity securities:
U. S. government sponsored enterprises	164	487
Mortgage-backed securities-residential	3,614	3,926
Corporate bonds	1,875	2,447
Total interest on held to maturity securities	5,653	6,860

Interest on federal funds sold and other short-term investments	818	650
Total interest income	120,710	122,515

Interest expense:
Interest on deposits:
Interest-bearing checking	209	508
Savings	2,770	2,489
Money market deposit accounts	3,569	3,971
Time deposits	12,446	19,004
Interest on short-term borrowings	1,173	1,349
Total interest expense	20,167	27,321

Net interest income	100,543	95,194

Provision for loan losses	14,550	17,700
Net interest income after provision for loan losses	85,993	77,494

Noninterest income:
Trust department income	4,002	3,798
Fees for services to customers	6,608	7,339
Net gain on securities transactions	1,296	2,475
Other	739	742
Total noninterest income	12,645	14,354

Noninterest expenses:
Salaries and employee benefits	21,113	19,857
Net occupancy expense	11,023	10,514
Equipment expense	4,452	4,217
Professional services	4,318	4,162
Outsourced services	4,050	4,248
Advertising expense	2,177	1,905
FDIC and other insurance	4,078	4,667
Other real estate expense, net	4,439	4,118
Other	5,191	4,620
Total noninterest expenses	60,841	58,308

Income before taxes	37,797	33,540
Income taxes	13,424	11,123

Net income	$24,373	22,417

Net income per Common Share:
- Basic	$0.296	0.292

- Diluted	0.296	0.292

Average basic shares (thousands)	82,297	76,875
Average diluted shares (thousands)	82,297	76,875

Note: Taxable equivalent net interest income	101,497	96,610

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
ASSETS:

Cash and due from banks	$40,875	41,229	37,022	44,067	39,201

Federal funds sold and other short term investments	434,950	479,647	353,566	400,183	331,329
Total cash and cash equivalents	475,825	520,876	390,588	444,250	370,530

Securities available for sale:
U. S. government sponsored enterprises	633,812	676,062	753,546	614,886	568,346
States and political subdivisions	51,289	57,670	70,393	79,764	75,728
Mortgage-backed securities and collateralized mortgage obligations-residential	200,516	66,333	67,334	73,567	74,451
Corporate bonds	97,464	103,194	116,561	115,504	118,762
Other securities	7,521	7,522	7,632	7,880	7,874
Total securities available for sale	990,602	910,781	1,015,466	891,601	845,161

Held to maturity securities:
U. S. government sponsored enterprises	25,000	-	-	-	-
Mortgage-backed securities-residential	109,603	105,509	112,315	122,654	136,014
Corporate bonds	59,555	49,019	59,036	69,058	69,105
Total held to maturity securities	194,158	154,528	171,351	191,712	205,119

Loans:
Commercial	244,389	249,124	250,851	258,253	258,202
Residential mortgage loans	1,925,144	1,876,699	1,813,611	1,801,042	1,795,851
Home equity line of credit	305,587	298,314	290,829	291,287	289,556
Installment loans	3,829	3,837	3,838	4,683	4,517
Loans, net of deferred fees and costs	2,478,949	2,427,974	2,359,129	2,355,265	2,348,126
Less:
Allowance for loan losses	47,782	45,561	43,680	41,911	40,829
Net loans	2,431,167	2,382,413	2,315,449	2,313,354	2,307,297

Bank premises and equipment, net	35,946	36,032	36,275	36,632	37,162
Other assets	65,261	65,696	78,761	77,235	66,253

Total assets	$4,192,959	4,070,326	4,007,890	3,954,784	3,831,522

LIABILITIES:
Deposits:
Demand	$269,958	259,459	247,803	251,091	251,532
Interest-bearing checking	472,908	461,976	443,133	441,520	421,687
Savings accounts	923,893	891,181	859,799	774,366	735,814
Money market deposit accounts	642,054	638,774	626,669	602,803	574,925
Certificates of deposit (in denominations of $100,000 or more)	461,081	453,303	455,563	456,837	445,474
Other time accounts	910,633	947,838	960,074	1,027,470	1,003,912
Total deposits	3,680,527	3,652,531	3,593,041	3,554,087	3,433,344

Short-term borrowings	143,081	128,807	137,710	124,615	116,774
Due to broker	10,000	-	-	-	-
Accrued expenses and other liabilities	21,541	20,039	18,667	20,642	20,233

Total liabilities	3,855,149	3,801,377	3,749,418	3,699,344	3,570,351

SHAREHOLDERS' EQUITY:
Capital stock	98,806	83,166	83,166	83,166	83,166
Surplus	177,448	126,196	126,638	126,982	127,499
Undivided profits	116,894	113,782	111,093	108,780	106,952
Accumulated other comprehensive income (loss), net of tax	258	2,846	(4,176)	(4,119)	4,215
Treasury stock at cost	(55,596)	(57,041)	(58,249)	(59,369)	(60,661)

Total shareholders' equity	337,810	268,949	258,472	255,440	261,171

Total liabilities and shareholders' equity	$4,192,959	4,070,326	4,007,890	3,954,784	3,831,522

Outstanding shares (thousands)	93,154	77,367	77,244	77,130	76,999

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets
	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10
New York and other states*
Loans in nonaccrual status:
Commercial	$5,086	5,090	5,697	5,743	3,863
Real estate mortgage - 1 to 4 family	25,932	24,148	22,712	21,036	18,882
Installment	4	13	13	20	33
Total non-accrual loans	31,022	29,251	28,422	26,799	22,778
Other nonperforming real estate mortgages - 1 to 4 family	317	324	330	336	341
Total nonperforming loans	31,339	29,575	28,752	27,135	23,119
Other real estate owned	2,372	725	1,481	1,977	1,702
Total nonperforming assets	$33,711	30,300	30,233	29,112	24,821

Florida
Loans in nonaccrual status:
Commercial	$5,400	7,186	7,786	8,281	10,676
Real estate mortgage - 1 to 4 family	10,231	12,770	13,860	13,397	16,793
Installment	-	-	-	1	-
Total non-accrual loans	15,631	19,956	21,646	21,679	27,469
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	15,631	19,956	21,646	21,679	27,469
Other real estate owned	3,739	4,119	5,219	5,439	3,007
Total nonperforming assets	$19,370	24,075	26,865	27,118	30,476

Total
Loans in nonaccrual status:
Commercial	$10,486	12,276	13,483	14,024	14,539
Real estate mortgage - 1 to 4 family	36,163	36,918	36,572	34,433	35,675
Installment	4	13	13	21	33
Total non-accrual loans	46,653	49,207	50,068	48,478	50,247
Other nonperforming real estate mortgages - 1 to 4 family	317	324	330	336	341
Total nonperforming loans	46,970	49,531	50,398	48,814	50,588
Other real estate owned	6,111	4,844	6,700	7,416	4,709
Total nonperforming assets	$53,081	54,375	57,098	56,230	55,297

Quarterly Net Chargeoffs
	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10
New York and other states*
Commercial	$(3)	(32)	50	24	116
Real estate mortgage - 1 to 4 family	858	679	899	1,104	771
Installment	17	8	9	33	(16)
Total net chargeoffs	$872	655	958	1,161	871

Florida
Commercial	$-	599	(3)	(66)	182
Real estate mortgage - 1 to 4 family	2,006	1,715	1,876	3,323	3,247
Installment	1	-	-	-	2
Total net chargeoffs	$2,007	2,314	1,873	3,257	3,431

Total
Commercial	$(3)	567	47	(42)	298
Real estate mortgage - 1 to 4 family	2,864	2,394	2,775	4,427	4,018
Installment	18	8	9	33	(14)
Total net chargeoffs	$2,879	2,969	2,831	4,418	4,302

Asset Quality Ratios
	09/30/11		06/30/11		03/31/11		12/31/10		09/30/10
Total nonperforming loans(1)	$46,970		49,531		50,398		48,814		50,588
Total nonperforming assets(1)	53,081		54,375		57,098		56,230		55,297
Total net chargeoffs(2)	2,879		2,969		2,831		4,418		4,302

Allowance for loan losses(1)	47,782		45,561		43,680		41,911		40,829

Nonperforming loans to total loans(1)	1.89%		2.04%		2.14%		2.07%		2.15%
Nonperforming assets to total assets(1)	1.27%		1.34%		1.42%		1.42%		1.44%
Allowance for loan losses to total loans(1)	1.93%		1.88%		1.85%		1.78%		1.74%
Coverage ratio(1)	101.7%		92.0%		86.7%		85.9%		80.7%
Annualized net chargeoffs to average loans(2)	0.47%		0.50%		0.48%		0.75%		0.74%
Allowance for loan losses to annualized net chargeoffs(2)	4.1	x	3.8	x	3.9	x	2.4	x	2.4	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Three months ended			Three months ended
(Unaudited)	September 30, 2011			September 30, 2010
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$666,503	3,347	2.01%	$523,482	2,805	2.14%
Mortgage backed securities and collateralized mortgage obligations-residential	114,442	778	2.72	65,074	572	3.51
State and political subdivisions	53,540	815	6.09	75,691	1,280	6.77
Corporate bonds	102,522	953	3.72	114,144	1,184	4.15
Other	7,521	89	4.70	7,833	96	4.92

Total securities available for sale	944,528	5,982	2.53	786,224	5,937	3.02

Federal funds sold and other short-term Investments	486,749	318	0.26	403,910	258	0.25

Held to maturity securities:
U. S. government sponsored enterprises	27,772	164	2.36	-	-	0.00
Corporate bonds	50,962	565	4.44	69,128	802	4.64
Mortgage backed securities-residential	111,037	1,186	4.27	145,361	1,226	3.37

Total held to maturity securities	189,771	1,915	4.04	214,489	2,028	3.78

Commercial loans	247,294	3,532	5.71	256,521	3,781	5.90
Residential mortgage loans	1,899,421	26,115	5.50	1,790,901	25,727	5.75
Home equity lines of credit	301,055	2,853	3.76	287,000	2,643	3.65
Installment loans	3,559	147	16.34	4,138	155	14.87

Loans, net of unearned income	2,451,329	32,647	5.32	2,338,560	32,306	5.52

Total interest earning assets	4,072,377	40,862	4.01	3,743,183	40,529	4.33

Allowance for loan losses	(46,731)			(40,763)
Cash & non-interest earning assets	143,928			148,928

Total assets	$4,169,574			$3,851,348

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$467,152	74	0.06%	$428,314	167	0.15%
Money market accounts	644,452	1,158	0.71	543,789	1,350	0.98
Savings	913,384	952	0.41	736,358	823	0.44
Time deposits	1,396,941	3,904	1.11	1,490,100	5,753	1.53

Total interest bearing deposits	3,421,929	6,088	0.71	3,198,561	8,093	1.00
Short-term borrowings	132,404	384	1.15	120,437	438	1.44

Total interest bearing liabilities	3,554,333	6,472	0.72	3,318,998	8,531	1.02

Demand deposits	260,602			255,186
Other liabilities	19,310			18,289
Shareholders' equity	335,329			258,875

Total liabilities and shareholders' equity	$4,169,574			$3,851,348

Net interest income , tax equivalent		34,390			31,998

Net interest spread			3.29%			3.31%

Net interest margin (net interest income to total interest earning assets)			3.38%			3.42%

Tax equivalent adjustment		(265)			(445)

Net interest income		34,125			31,553

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Nine months ended			Nine months ended
(Unaudited)	September 30, 2011			September 30, 2010

	Average	Interest	Average	Average	Interest	Average
(dollars in thousands)	Balance		Rate	Balance		Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$691,975	10,337	1.99%	$505,448	9,990	2.64%
Mortgage backed securities and collateralized mortgage obligations-residential	83,603	2,008	3.20	81,323	2,686	4.40
State and political subdivisions	62,440	2,913	6.22	81,487	4,081	6.68
Corporate bonds	110,438	3,173	3.83	99,779	3,335	4.46
Other	7,596	239	4.21	7,650	278	4.86

Total securities available for sale	956,052	18,670	2.60	775,687	20,370	3.50

Federal funds sold and other short-term Investments	429,115	818	0.25	315,151	650	0.28

Held to maturity securities:
U. S. government sponsored enterprises	9,359	164	2.33	27,032	487	2.40
Corporate bonds	55,125	1,875	4.54	70,383	2,447	4.64
Mortgage backed securities-residential	112,472	3,614	4.28	162,680	3,926	3.22

Total held to maturity securities	176,956	5,653	4.26	260,095	6,860	3.52

Commercial loans	250,346	10,884	5.80	265,450	11,786	5.92
Residential mortgage loans	1,849,192	76,950	5.55	1,756,549	76,062	5.77
Home equity lines of credit	295,338	8,247	3.73	283,505	7,730	3.65
Installment loans	3,650	442	16.19	4,219	473	15.00

Loans, net of unearned income	2,398,526	96,523	5.37	2,309,723	96,051	5.55

Total interest earning assets	3,960,649	121,664	4.10	3,660,656	123,931	4.51

Allowance for loan losses	(45,197)			(40,195)
Cash & non-interest earning assets	144,386			147,252

Total assets	$4,059,838			$3,767,713

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$452,938	209	0.06%	$412,520	508	0.16%
Money market accounts	630,649	3,569	0.76	493,382	3,971	1.08
Savings	869,511	2,770	0.43	702,396	2,489	0.47
Time deposits	1,417,272	12,446	1.17	1,520,691	19,004	1.67

Total interest bearing deposits	3,370,370	18,994	0.75	3,128,989	25,972	1.11
Short-term borrowings	130,890	1,173	1.20	118,807	1,349	1.52

Total interest bearing liabilities	3,501,260	20,167	0.77	3,247,796	27,321	1.12

Demand deposits	254,187			249,249
Other liabilities	18,070			17,281
Shareholders' equity	286,321			253,387

Total liabilities and shareholders' equity	$4,059,838			$3,767,713

Net interest income , tax equivalent		101,497			96,610

Net interest spread			3.33%			3.39%

Net interest margin (net interest income to total interest earning assets)			3.42%			3.52%

Tax equivalent adjustment		(954)			(1,416)

Net interest income		100,543			95,194

Non-GAAP Financial Measures Reconciliation

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, which we refer to below as recurring expense, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on securities from this calculation, which we refer to below as recurring revenue.  We believe that this provides one reasonable measure of core expenses relative to core revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share and efficiency ratio to the underlying GAAP numbers is set forth below.

Non-GAAP Financial Measures Reconciliation

(dollars in thousands, except per share amounts)
(Unaudited)

	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10
Tangible Book Value Per Share

Equity	$337,810	268,949	258,472	255,440	261,171
Less: Intangible assets	553	553	553	553	553
Tangible equity	337,257	268,396	257,919	254,887	260,618

Shares outstanding	93,154	77,367	77,244	77,130	76,999
Tangible book value per share	3.62	3.47	3.34	3.30	3.38
Book value per share	3.63	3.48	3.35	3.31	3.39

Tangible Equity to Tangible Assets
Total Assets	4,192,959	4,070,326	4,007,890	3,954,784	3,831,522
Less: Intangible assets	553	553	553	553	553
Tangible assets	4,192,406	4,069,773	4,007,337	3,954,231	3,830,969

Tangible Equity to Tangible Assets	8.04%	6.59%	6.44%	6.45%	6.80%
Equity to Assets	8.06%	6.61%	6.45%	6.46%	6.82%

	3 Months Ended					9 Months Ended
Efficiency Ratio	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10	09/30/11	09/30/10

Net interest income (fully taxable equivalent)	$34,390	34,183	32,924	32,353	31,998	101,497	96,610
Non-interest income	3,803	4,571	4,271	4,597	4,839	12,645	14,354
Less: Net gain on securities	158	851	287	877	934	1,296	2,475
Recurring revenue	38,035	37,903	36,908	36,073	35,903	112,846	108,489

Total Noninterest expense	18,443	21,552	20,846	20,656	18,984	60,841	58,308
Less: Other real estate expense, net	754	2,095	1,590	1,447	1,371	4,439	4,118
Recurring expense	17,689	19,457	19,256	19,209	17,613	56,402	54,190

Efficiency Ratio	46.51%	51.33%	52.18%	53.25%	49.06%	49.98%	49.95%